UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 2, 2013


                          WESTERN STANDARD ENERGY CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                       000-51736                 20-5854735
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

302 - 1912 Enterprise Way, Kelowna, BC, Canada                     V1Y 9S9
   (Address of principal executive offices)                      (Zip Code)

                                 (778) 478-7480
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e -4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 2, 2013, we entered into a Share Purchase Agreement with Enertopia Corp. Enertopia is the owner of 8.25%, or 900,000 shares in the capital stock of Pro Eco Energy Ltd. Pursuant to the Share Purchase Agreement we agreed to purchase 100% of Enertopia's interest in Pro Eco Energy Ltd. in consideration of cash payments totaling $40,000 . The transaction closed on December 2, 2013.

Pro Eco Energy Ltd. is the combination of two private related companies - Swiss Solar Tech (SST) Ltd. and Pro Eco Energy Ltd. The two companies are located in Summerland, British Columbia and each provides energy efficient and environmentally friendly heating and cooling HVAC systems for commercial buildings. The combined entities specialize in a variety of work including hotels, resorts and multi-residential buildings, combining solar thermal with ground-source heat pumps, heat recovery systems and geothermal ground loops. By utilizing the most advanced technologies and custom-designed hybrid systems, energy cost savings of greater than 50% can be realized.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the share exchange agreement dated December 2, 2013, attached hereto as Exhibit 10.1 and incorporated by reference into this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Share Purchase Agreement dated December 2, 2013

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.


/s/ Dallas Gray
--------------------------------------------
Dallas Gray
President, Secretary, Treasurer and Director

Date: December 2, 2013

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